EXHIBIT 10.68

DEPOSIT ACCOUNT CONTROL AGREEMENT (With Future Notification)

This DEPOSIT ACCOUNT CONTROL AGREEMENT (“Agreement”) is made and entered into as of this 18 day of March, 2008 by and among WACHOVIA BANK, NATIONAL ASSOCIATION as depositary bank (the “Bank”), the Bank’s depositor customer, EN POINTE TECHNOLOGIES SALES, INC. a California corporation (the “Company”), and IBM CREDIT, LLC, a Delaware limited liability company (the “Secured Party”).

Statement of Facts

The Bank acknowledges that, as of the date hereof, it maintains in the name of the Company the deposit account(s) identified on Exhibit A attached hereto and made a part hereof (each an “Account” and, collectively, the “Accounts”). One or more of the Accounts may be served by one or more lockboxes operated by the Bank, which lockboxes (if any) also are listed on Exhibit A (each a “Lockbox” and, collectively, the “Lockboxes”). The Account(s) and any Lockbox(es) are governed by the terms and conditions of the Company’s commercial deposit account agreement published by the Bank from time to time and, with respect to any Lockbox, also may be governed by a lockbox service description between the Bank and the Company (collectively, with all applicable services descriptions and/or agreements, the “Deposit Agreement”).

The Company hereby confirms to the Bank that the Company has granted to the Secured Party a security interest in the following (collectively, the “Account Collateral”): (a) the Account(s), (b) the Lockbox(es) and (c) the Items Collateral. The term “Items Collateral” means, collectively, all checks, drafts, instruments, cash and other items at any time received in any Lockbox or for deposit in any Account (subject to specific Lockbox instructions in effect for processing items), wire transfers of funds, automated clearing house (“ACH”) entries, credits from merchant card transactions and other electronic funds transfers or other funds deposited in, credited to, or held for deposit in or credit to, any Account.

The parties desire to enter into this Agreement in order to set forth their relative rights and duties with respect to the Account Collateral. In consideration of the mutual covenants herein as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.       Control of the Accounts

(a) The Statement of Facts is incorporated herein by reference. The Bank represents that it is a “bank”. The Company and the Bank acknowledge that each Account is a “deposit account”. Each party to this Agreement acknowledges that this Agreement is an “authenticated” record and that the arrangements established under this Agreement constitute “control” of each Account. Each of these terms is used in this Agreement as defined in Article 9 of the Uniform Commercial Code as adopted by the State of New York (the “New York UCC”).

(b) The Company represents and warrants to the Secured Party that Exhibit A contains a complete and accurate list of all Accounts and Lockboxes maintained by the Company with the Bank and subject to this Agreement. The Company covenants for the benefit of the Secured Party that the Company shall not open or maintain any deposit account with the Bank other than the

Account(s). As between the Company and the Secured Party, the Company and the Secured Party acknowledge that the Accounts constitute "Special Accounts" as such term is defined in the Agreement for Inventory Financing dated March 18, 2008 by and among the Company and the Secured Party. Nothing in this Agreement shall impose upon the Bank any duty to monitor or assure the Company’s compliance with this Section 1(b) and the Bank shall not have any liability with respect thereto or with respect to any other matter referred to in this Section 1(b).

(c) The Bank confirms that, as of the date of this Agreement, the Company and the Bank have not entered into any agreement (other than the Deposit Agreement) with any person pursuant to which the Bank is obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral. During the term of this Agreement the Bank will not enter into any agreement with any person other than the Secured Party pursuant to which the Bank will be obligated to comply with instructions from such person as to the disposition of funds in any Account or of Items Collateral.

(d) The Company authorizes and directs the Bank to comply with all instructions given by the Secured Party in accordance with this Agreement and permissible under the Deposit Agreement, including directing the disposition of funds in any Account or as to any other matter relating to any Account or other Account Collateral, without further consent by the Company.

(e) The Secured Party authorizes and instructs the Bank to (i) permit the Company to have access to and disposition over the Account(s) and Account Collateral and to otherwise deal with same as provided in the Deposit Agreement and (ii) act upon the instructions that the Bank shall receive from the Company concerning the Lockbox and the Account Collateral until the implementation by the Bank of the written instruction from the Secured Party to the Bank substantially in the form of Exhibit B attached hereto and made a part hereof (the “Notice”) in accordance with the provisions of Section 7 of this Agreement. The Secured Party’s right to give instructions to the Bank regarding any Account Collateral also shall include (but is not limited to) the right to give “stop payment orders” to the Bank for any item presented to the Bank against any Account even if it results in dishonor of the item presented against the Account.

(f) Until delivery of the Notice by the Secured Party in accordance with the provisions of Section 7, the Secured Party shall not give any instruction to the Bank or otherwise exercise control over the Account(s) and the Account Collateral and, until the Bank shall receive and implement the Notice as provided in Section 7, the Bank shall not (and shall not be required by the provisions of this Agreement to) honor and follow any instruction the Bank may receive from the Secured Party with regard to the Account(s) and the Account Collateral. Upon the implementation of the Notice by the Bank, the Bank shall not permit any officer, agent or other representative of the Company or its affiliates to direct the disposition of funds in any Account, withdraw any amount from any Account or otherwise exercise any authority or power with respect to any Lockbox, Account or Account Collateral. Upon implementation of the Notice by the Bank, all collected and available funds in any Account shall only be withdrawn or transferred based on instructions given by the Secured Party in accordance with this Agreement.

(g) Federal Reserve Regulations and Operating Circulars, ACH or other clearing house rules and other applicable law (including, without limitation, the Uniform Commercial Code as adopted by the State in which the respective Account identified on Exhibit A is located (hereinafter, the “Applicable UCC”)) and the Deposit Agreement shall also apply to the Secured Party’s exercise of control over the Account(s) and the Account Collateral and to the performance of services hereunder by the Bank. Each of the Company and the Secured Party authorizes and instructs the Bank to supply the Company’s or the Secured Party’s endorsement, as appropriate, to any Items Collateral that the Bank shall receive for deposit to any Account.

2. Statements and Other Information            If so requested of the Bank by the Secured Party in writing, the Bank will send to the Secured Party (in a manner consistent with the Bank’s standard practices) at the Secured Party’s address specified in Section 7, copies of all Account statements and communications (but not canceled checks) that the Bank is required to send to the Company under the Deposit Agreement. The Bank also shall provide to each of the Company and the Secured Party when requested (as a service under this Agreement and/or the Deposit Agreement) copies of Account statements and other deposit account information, including Account balances, by telephone and by computer communication, to the extent practicable when requested by the Company or by the Secured Party. The Company consents to the Bank’s release of such Account information to the Secured Party. The Bank’s liability for its failure to comply with this Section 2 shall not exceed its cost of providing such information.

3. Setoff; Returned Items and Charges

(a) The Bank will not exercise any security interest (except for the security interest provided in Section 4-210, “Security Interest of Collecting Bank in Items, Accompanying Documents and Proceeds”, of the Applicable UCC), lien, right of setoff, deduction, recoupment or banker’s lien or any other interest in or against any Account or any other Account Collateral, and the Bank hereby subordinates to the Secured Party any such security interest (except for such security interest provided in such Section 4-210 of the Applicable UCC), lien or right which the Bank may have against any Account or other Account Collateral. Notwithstanding the preceding sentence, the Secured Party and the Company agree that the Bank at all times (including following commencement of any bankruptcy or insolvency proceeding by or against the Company) may set off and charge against any Account (regardless of any agreement by the Company to compensate the Bank by means of balances in the Account) all of the following as permitted by the Deposit Agreement (collectively, the “Permitted Debits”): (i) the face amount of each Returned Item (hereinafter defined), (ii) usual and customary service charges and fees, (iii) account maintenance fees, (iv) transfer fees, (v) out-of-pocket fees and expenses (including attorneys’ reasonable fees) incurred by the Bank (including those in connection with the negotiation, administration or enforcement of this Agreement), and (vi) adjustments or corrections of posting or encoding errors; whether any Permitted Debit shall have accrued or been incurred before or after the date of this Agreement. “Returned Item” means any (i) Items Collateral deposited into or credited to an Account before or after the date of this Agreement and returned unpaid or otherwise uncollected or subject to an adjustment entry, whether for insufficient funds or any other reason, and without regard to the timeliness of such return or adjustment or the occurrence or timeliness of any other party’s notice of nonpayment or adjustment; (ii) Items Collateral subject to a claim against the Bank for breach of transfer, presentment, encoding, retention or other warranty under Federal Reserve Regulations or Operating Circulars, ACH or other clearing house rules, or applicable law (including, without limitation, Articles 3, 4 and 4A of the Applicable UCC); and (iii) demand for chargeback in connection with a merchant card transaction.

(b) If (i) the Bank were unable to set off or charge any Permitted Debit against any Account because of insufficient funds in the Account, or (ii) the Bank in good faith were to believe that any legal process or applicable law prohibited such setoff or charge against any Account, or (iii) the Account were closed, then: (A) the Bank may charge such Permitted Debits to and set off same against any other Account; and (B) if there were insufficient funds in the Account(s) against which to charge or set off such Permitted Debits, then the Bank shall demand (unless the Bank shall believe in good faith that any legal process or applicable law prohibits such demand) that the Company pay, and the Company shall pay, to the Bank promptly upon the Company’s receipt of the Bank’s written demand therefor, the full amount of all unpaid Permitted Debits.

(c) If (i) there were insufficient funds in the Account(s) against which the Bank could charge or set off Permitted Debits and the Company shall have failed to pay the Bank the full amount of unpaid Permitted Debits as described in paragraph (b) of this Section 3, and (ii) the Bank shall have received and implemented the Notice as provided herein, then the Bank may demand that the Secured Party pay, and the Secured Party shall pay, to the Bank within five (5) business days of the Secured Party's receipt of the Bank's written demand therefor, the full amount of unpaid Permitted Debits; provided, however, (A) as to unpaid Permitted Debits that are service charges, fees or expenses, the Secured Party shall be required to pay to the Bank only those service charges, fees or expenses attributable to any Account that shall have been incurred in connection with any Account on or after the date of this Agreement and on or before the date of termination of this Agreement and (B) as to (I) any unpaid Permitted Debit that is a Returned Item that shall have been returned to the Bank as un-collectible after implementation of the Notice by the Bank, and (II) any service charges or fees described in clauses (ii), (iii) and (iv) of Section 3(a), the obligation of the Secured Party to reimburse the Bank for such Returned Item, service charge or fee shall be limited to the aggregate amount of funds in the Account(s) that shall be withdrawn or transferred from the Account(s) pursuant to the Secured Party’s instruction(s) to the Bank as contemplated by this Agreement.

4.       Exculpation of Bank

(a) At all times the Bank shall be entitled to rely upon any communication it receives from the Secured Party or the Company in connection with this Agreement or that the Bank shall believe in good faith to be a communication received from the Secured Party or the Company in connection with this Agreement, and the Bank shall have no obligation to investigate or verify the authenticity or correctness of any such communication. The Bank shall have no liability to the Company or the Secured Party for (i) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Secured Party in accordance with this Agreement, and (ii) honoring or following any instruction the Bank shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement and the Deposit Agreement prior to the implementation of the Notice by the Bank. The Bank shall not be responsible for the validity, priority or enforceability of the Secured Party’s security interest in any Account Collateral, nor shall the Bank be responsible for enforcement of any agreement between the Company and the Secured Party.

(b) The Bank shall be responsible only for the actual loss that a court having jurisdiction over the Account(s) shall have determined had been incurred by the Company or the Secured Party and had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement. The Bank shall have no liability to any party for failure of, or delay in, its performance under this Agreement resulting from any “act of God”, war or terrorism, fire, other catastrophe or force majeure, electrical or computer or telecommunications failure, any event beyond the control of the Bank, or fraud committed by any third party. Nothing in this Agreement shall create any agency, fiduciary, joint venture or partnership relationship between the Bank and the Company or between the Bank and the Secured Party. Except as shall be specifically required under this Agreement or the Deposit Agreement or applicable law, the Bank shall have no duty whatsoever to the Company in connection with the subject matter of this Agreement. Except as shall be specifically required under this Agreement or applicable law, the Bank shall have no duty whatsoever to the Secured Party in connection with the subject matter of this Agreement.

5.           Indemnification

(a) The Company hereby indemnifies the Bank and holds it harmless against, and shall reimburse the Bank for, any loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) including, but not limited to, (i) unpaid charges, fees, and Returned Items for which the Company and/or the Secured Party originally received credit or remittance by the Bank, and (ii) any loss, damage or expense the Bank shall incur as a result of (A) entering into or acting pursuant to this Agreement, (B) honoring and following any instruction the Bank may receive from (or shall believe in good faith to be from) the Secured Party or the Company under this Agreement, and (C) upon implementation of the Notice, not honoring or following any instruction it shall receive from (or shall believe in good faith to be from) the Company in accordance with this Agreement. The Company shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.

(b) Without limiting in any way the Secured Party’s obligation to pay or reimburse the Bank as otherwise specified in this Agreement, the Secured Party hereby indemnifies the Bank and holds it harmless against any loss, damage or expense (including attorneys’ reasonable fees and expenses, court costs and other expenses) which the Bank shall incur as a result of honoring or following any instruction (including the Notice) it shall receive from (or shall believe in good faith to be from) the Secured Party under this Agreement. The Secured Party shall not be responsible for any loss, damage, or expense that a court having jurisdiction shall have determined had been caused by the Bank’s gross negligence or willful misconduct in its performance of its obligations under this Agreement.

(c) No party hereto shall be liable to any other party under this Agreement for lost profits or special, indirect, exemplary, consequential or punitive damages, even if such party shall have been advised of the possibility of such damages.

6.           Third Party Claims; Insolvency of Company

(a) In the event that the Bank shall receive notice that any third party shall have asserted an adverse claim by legal process against any Account or any sums on deposit therein, any Lockbox or other Account Collateral, whether such claim shall have arisen by tax lien, execution of judgment, statutory attachment, garnishment, levy, claim of a trustee in bankruptcy, debtor-in-possession, post-bankruptcy petition lender, court appointed receiver, or other judicial or regulatory order or process (each, a “Claim”), the Bank may, in addition to other remedies it possesses under the Deposit Agreement, this Agreement or at law or in equity: (i) suspend disbursements from such Account without any liability until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that funds may continue to be disbursed according to instructions then applicable to such Account, and/or (ii) interplead such funds in such Account as permitted by applicable law. The Bank’s costs, expenses and attorneys’ reasonable fees incurred in connection with any such Claim are Permitted Debits and shall be reimbursed to the Bank in accordance with the provisions of Section 3 above.

(b) If a bankruptcy or insolvency proceeding were commenced by or against the Company, the Bank shall be entitled, without any liability, to refuse to (i) permit withdrawals or transfers from the Account(s) or (ii) accept or comply with the Notice thereafter received by the Bank, until the Bank shall have received an appropriate court order or other assurances reasonably acceptable to the Bank in its sole discretion establishing that (A) continued withdrawals or transfers from the Account(s) or honoring or following any instruction from either the Company or the Secured Party are authorized and shall not violate any law, regulation, or order of any court and (B) the Bank shall have received adequate protection for its right to set off against or charge the Account(s) or otherwise be reimbursed for all Permitted Debits.

7.       Notice and Communications

(a) All communications given by any party to another as required or provided under this Agreement must be in writing, directed to the respective designated officer (“Designated Officer”) set forth under paragraph (c) of this Section 7, and delivered to each recipient party at its address (or at such other address and to such other Designated Officer as such party may designate in writing to the other parties in accordance with this Section 7) either by U.S. Mail, receipted delivery service or via telecopier facsimile transmission. All communications given by the Secured Party to the Bank must be addressed and delivered contemporaneously to both the Bank’s Designated Officer and the Bank’s “with copy to” addressee at their respective addresses set forth below.

(b) Any communication (including the Notice) made by (or believed in good faith by the Bank to be made by) the Company or the Secured Party to the Bank under this Agreement shall be deemed delivered to the Bank if delivered by: (i) U.S. Mail, on the date that such communication shall have been delivered to the Bank’s Designated Officer; (ii) receipted delivery service, on the date and time that such communication shall have been delivered to the Bank’s Designated Officer and receipted by the delivery service; or (iii) telecopier facsimile transmission, on the date and at the time that such communication shall have been delivered to the Bank’s Designated Officer and receipt of such delivery shall have been acknowledged by the recipient telecopier equipment. Notwithstanding the provisions of the preceding sentence, any communication hereunder to the Bank that is an instruction (including the Notice) delivered to the Bank and made by (or believed by the Bank in good faith to be made by) the Company or the Secured Party shall be deemed received by the Bank when actually delivered to the Bank’s Designated Officer if delivered before 2:00 PM Eastern time on a banking day or, if such communication were delivered after 2:00 PM Eastern time on a banking day or delivered on a day that is not a banking day, then such communication shall be deemed delivered to the Bank’s Designated Officer at the Bank’s opening of its business on the next succeeding banking day. A “banking day” means any day other than any Saturday or Sunday or other day on which the Bank is authorized or required by law to close.

(c) The Notice shall be implemented by the Bank by the close of the Bank’s business on the banking day that shall be one (1) banking day after the banking day on which the Notice was actually received by the Bank’s Designated Officer. Any other instruction delivered to the Bank shall be implemented by the Bank by the close of the Bank’s business on the banking day that shall be two (2) banking days after the banking day on which such instruction was actually received by the Bank’s Designated Officer.

Address for Secured Party:	IBM Credit , LLC
4111 Northside Parkway Northwest
Atlanta, Georgia 30327
Attn: Mr. Stanton Clark, Credit Manager, Designated
Officer
Fax: 404.238.3448

Address for Bank:	Wachovia Bank, National Association
Mail Code NC 0817
301 South Tryon Street – Floor M7
Charlotte, North Carolina 28288
Attn: TS Legal Risk Management, Designated Officer
Fax: (704) 374-4224

with copy to:	Wachovia Bank, National Association
Mail Code CA6233
15750 Alton Parkway
Irvine, California 92618
Attn: Mr. Garret Mitton, Vice President, Designated
Officer
Fax: 949.754.4814

Address for Company:	En Pointe Technologies Sales, Inc.
18701 S. Figueroa Street
Gardena, California 90248-4506
Attn.: Mr. Javed Latif, CFO, Designated Officer
Fax: 310.324.3149

 8.  Termination

(a)  This Agreement may be terminated by the Secured Party at any time upon receipt by the Bank of the Secured Party’s written notice of termination issued substantially in the form of Exhibit C attached hereto and made a part hereof. This Agreement may be terminated by the Company only with the express prior written consent of the Secured Party and, in that case, the Secured Party and the Company shall jointly so notify the Bank in writing.

(b) This Agreement may be terminated by the Bank at any time on not less than thirty (30) calendar days’ prior written notice given to each of the Company and the Secured Party. The Bank shall not be liable for the closure of any Lockbox or any Account by the Company or the remittance of any funds therein directly to, or on the instructions of, the Company prior to the implementation of the Notice by the Bank.   The Company shall notify the Secured Party

immediately of the Company’s closure of any Lockbox or any Account.

(c) The Bank’s rights to demand and receive reimbursement from the Company under Section 3 above and the Company’s indemnification of the Bank under Section 5 above shall survive termination of this Agreement. The Bank’s right to demand reimbursement from the Secured Party under Section 3 above shall survive termination of this Agreement for a period of forty-five (45) calendar days after the date of termination of this Agreement. The Bank’s right to demand indemnification of the Bank from the Secured Party under Section 5 above shall survive termination of this Agreement for a period of one hundred twenty (120) calendar days after the date of termination of this Agreement.

(d) Upon termination of this Agreement, all funds thereafter on deposit or deposited in the Accounts and all Items Collateral thereafter received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.

9.       Miscellaneous

(a) The Company shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank and the Secured Party. The Secured Party shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank. The Bank shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Secured Party and the Company, except that the Bank may transfer its rights and obligations under this Agreement to any direct or indirect depositary subsidiary of Wachovia Corporation or, in the event of a merger or acquisition of the Bank, to the Bank’s successor depositary institution (which subsidiary or successor shall be a “bank” as defined in Section 9-102 of the New York UCC).

(b) The law governing the perfection and priority of the Secured Party’s security interest in the Account Collateral shall be the law of the State of New York, which State shall also be the “jurisdiction” of the Bank within the meaning of Section 9-304 of the New York UCC. The Accounts, Items Collateral, operation of the Accounts, and Deposit Agreement shall be governed by the Applicable UCC, Federal Regulations and Operating Circulars, ACH or other clearing house rules, and other applicable laws.

(c) This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same Agreement. Delivery of an executed signature page counterpart to this Agreement via telecopier facsimile transmission shall be effective as if it were delivery of a manually delivered, original, executed counterpart thereof. This Agreement can be modified or amended only by written agreement of all of the parties hereto evidencing such modification or amendment.

(d) To the extent that any conflict may exist between the provisions of any other agreement between the Company and the Bank and the provisions of this Agreement, then this Agreement shall control. It is understood and agreed that nothing in this Agreement shall give the Secured Party any benefit or legal or equitable right, remedy or claim against the Bank under the Deposit Agreement.

(e) Each of the Secured Party and the Bank respectively agrees that it shall not cite or refer to this Agreement as a precedent in any negotiation of any other Deposit Account Control

Agreement to which the Secured Party or any of its affiliates and the Bank shall be party.

[THE REMAINING SPACE ON THIS PAGE IS LEFT BLANK INTENTIONALLY.]

10.      Waiver of Jury Trial                   EXCEPT AS PROHIBITED BY APPLICABLE LAW, EACH PARTY HERETO IRREVOCABLY WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH ANOTHER PARTY SHALL BE A PARTY AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS AGREEMENT.

IN WITNESS WHEREOF, each of the parties by its respective duly authorized officer has executed and delivered this Agreement as of the day and year first written above.

                BANK:                    WACHOVIA BANK, NATIONAL ASSOCIATION

                                            By: /s/ Garrett Mitton
                                            Name: Garrett Mitton
                                            Title: VP

                COMPANY                 EN POINTE TECHNOLOGIES SALES, INC.

                                            By: /s/ Javed Latif
                                            Name: Javed Latif
                                            Title: CFO

                SECURED PARTY:            IBM CREDIT, LLC

                                            By: /s/ Robert Gasiorowski
                                            Name: Robert Gasiorowski
                                            Title: Regional Credit Officer

Agreement to which the Secured Party or any of its affiliates and the Bank shall be party.

THIS PAGE IS INTENTIALLY LEFT BLANK

EXHIBIT A ACCOUNTS OF COMPANY

Account Number	Related Lockbox Number, if any	Account Name	State in Which Account is Located
2000036320448	N/A	En Pointe Technologies Sales, Inc.	California

                                                                                                            12

EXHIBIT B
[To be Issued on Letterhead of Secured Party]
 200_
WACHOVIA BANK, NATIONAL ASSOCIATION
Mail Code NC 0817
301 South Tryon Street – Floor M7
Charlotte, North Carolina 28288
Attention: TS Legal Risk Management, Designated Officer

NOTICE PURSUANT TO DEPOSIT ACCOUNT CONTROL AGREEMENT

Ladies and Gentlemen:

Pursuant to the Deposit Account Control Agreement (With Future Notification) among EN POINTE TECHNOLOGIES SALES, INC. (the “Company”) you and us dated as of March __, 2008 (the “Agreement”), a photocopy of which is attached hereto, this letter shall serve as the Notice as described in and contemplated by the Agreement. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

You are hereby instructed not to permit any access to or disposition over the Account(s) or other Account Collateral by, and not to accept any instruction with regard to the Account(s) or other Account Collateral from, any person other than the Secured Party (or as otherwise provided in Section 6 of the Agreement).

None of the officers, agents or other representatives of the Company or any of its affiliates shall at any time hereafter be permitted to direct the disposition of funds in any Account, or to draw upon or otherwise exercise any authority or power with respect to any Lockbox, Account or Account Collateral related thereto.

                                                Very truly yours,

                                                IBM CREDIT, LLC

                                                By: ______________________
                                                Name: ____________________
                                                Title: _____________________

Attachment
cc: The Company

EXHIBIT C
[To be Issued on Letterhead of Secured Party]

                                                                                    __________ 200_

WACHOVIA BANK, NATIONAL ASSOCIATION
Mail Code NC 0817
301 South Tryon Street – Floor M7
Charlotte, North Carolina 28288
Attention: TS Legal Risk Management, Designated Officer

EN POINTE TECHNOLOGIES SALES, INC.
18701 Figueroa Street
Gardena, California 90248-4506
Attn.: Mr. Javed Latif, CFO, Designated Officer

NOTICE OF TERMINATION OF DEPOSIT ACCOUNT CONTROL AGREEMENT

Ladies and Gentlemen:

    We refer you to the Deposit Account Control Agreement (With Future Notification) among EN POINTE TECHNOLOGIES SALES, INC. (the “Company”), you and us dated as of March __, 2008 (the “Agreement”), a photocopy of which is attached hereto. Capitalized terms used but not defined in this letter shall have the meanings given them in the Agreement.

    We hereby notify you that by this letter we are exercising our right under Section 8(a) of the Agreement (subject to your rights as set forth in the Agreement) to terminate the Agreement in accordance with its terms.  Accordingly the Agreement shall terminate at the close of the Bank’s business [this day] [on _____________________________, 200_], subject to those undertakings that shall survive termination of the Agreement. Upon termination of the Agreement, all funds thereafter on deposit or deposited in the Account(s) and all Items Collateral received by the Bank shall be subject solely to the provisions of the Deposit Agreement between the Company and the Bank.

                                                Very truly yours,

                                                IBM CREDIT, LLC

                                                By ________________________
                                                Name: _____________________
                                                Title: ______________________

Attachment